Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of June 28, 2019, among CONSTELLIUM SE (as such, the “Successor Company”), a European company (Societas Europaea), a continuation of and, for purposes of the Indenture referred to below, successor to CONSTELLIUM N.V. (as such, the “Original Issuer”), a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands, the Guarantors (as defined in the Indenture referred to below), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Original Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of November 9, 2017, providing initially for the issuance of $500,000,000 in aggregate principal amount of the Issuer’s 5.875% Senior Notes due 2026 (the “Securities”);

WHEREAS, the Original Issuer shall convert from a Naamloze Vennootschap governed by the laws of the Netherlands with its corporate seat/registered office and headquarters in Amsterdam, the Netherlands to the Successor Company, a Societas Europaea governed by the laws of the Netherlands with its corporate seat/registered office and headquarters in Amsterdam, the Netherlands (the “Conversion”);

WHEREAS, Section 5.01 of the Indenture provides that the Original Issuer may convert into any Person provided that, among other things, (1) such Person expressly assumes all the obligations of the Original Issuer under the Indenture and the Securities pursuant to a supplemental indenture and (2) each Guarantor confirms that its Guarantee applies to such Person’s obligations under the Indenture and the Securities pursuant to a supplemental indenture;

WHEREAS, in connection with the Conversion, (1) Successor Company shall remain liable for, and for purposes of the Indenture shall expressly assume all the Original Issuer’s obligations under the Indenture and the Securities and (2) each Guarantor shall confirm that its Guarantee applies to the Successor Company’s obligations under the Indenture and the Securities;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Successor Company, as Issuer, are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to Sections 5.01 and 9.06 of the Indenture, the Successor Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel relating to the Conversion and the Supplemental Indenture;

WHEREAS, this Supplemental Indenture shall be effective subject to and concurrently with the consummation of the Conversion; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties hereto and a valid amendment of, the Indenture and the Securities have been done, and the entry into this Supplemental Indenture by the parties hereto is in all respects authorized or permitted by the provisions of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Assumption of Obligations. Immediately upon the effectiveness of the Conversion, the Successor Company (i) hereby assumes all the obligations of the Original Issuer under the Indenture and the Securities and (ii) hereby succeeds to, and is substituted for, the Original Issuer under the Indenture and the Securities with the same effect as if the Successor Company had been named as the Original Issuer in the Indenture and the Securities.

3. Confirmation of Guarantee. Each Guarantor hereby confirms that its Guarantee shall apply to the Successor Company’s obligations under the Indenture and the Securities.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture by manual, facsimile, pdf or other electronically transmitted signature. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CONSTELLIUM SE (F/K/A CONSTELLIUM N.V.)

By:	/s/ Jean-Marc Germain

Name:	Jean-Marc Germain
Title:	Chief Executive Officer

[Supplemental Indenture – November 2017 USD Notes]

CONSTELLIUM US HOLDINGS I, LLC

By:	/s/ Rina E. Teran
Name: Rina E. Teran
Title: Vice President and Secretary

CONSTELLIUM ROLLED PRODUCTS RAVENSWOOD, LLC

By:	/s/ Rina E. Teran
Name: Rina E. Teran
Title: Vice President and Secretary

CONSTELLIUM HOLDINGS MUSCLE SHOALS LLC (F/K/A WISE METAL GROUP LLC)

By:	/s/ Rina E. Teran
Name: Rina E. Teran
Title: Vice President and Secretary

CONSTELLIUM MUSCLE SHOALS LLC (F/K/A WISE ALLOYS LLC)

By:	/s/ Rina E. Teran
Name: Rina E. Teran
Title: Vice President and Secretary

CONSTELLIUM BOWLING GREEN LLC (F/K/A CONSTELLIUM-UACJ ABS LLC)

By:	/s/ Rina E. Teran
Name: Rina E. Teran
Title: Vice President and Secretary

CONSTELLIUM PROPERTY AND EQUIPMENT COMPANY, LLC

By:	/s/ Rina E. Teran
Name: Rina E. Teran
Title: Vice President and Secretary

[Supplemental Indenture – November 2017 USD Notes]

CONSTELLIUM INTERNATIONAL S.A.S.

By:	/s/ Laurent Schmitt
Name: Laurent Schmitt
Title: General Manager

CONSTELLIUM FRANCE HOLDCO S.A.S.

By:	/s/ Frédéric Dunod
Name: Frédéric Dunod
Title: General Manager

CONSTELLIUM ISSOIRE S.A.S.

By:	/s/ Laurent Schmitt
Name: Laurent Schmitt
Title: General Manager

CONSTELLIUM FINANCE S.A.S.

By:	/s/ Laurent Schmitt
Name: Laurent Schmitt
Title: General Manager

CONSTELLIUM NEUF BRISACH S.A.S.

By:	/s/ Nicolas Brun
Name: Nicolas Brun
Title: President

ENGINEERED PRODUCTS INTERNATIONAL S.A.S.

By:	/s/ Laurent Schmitt
Name: Laurent Schmitt
Title: General Manager

[Supplemental Indenture – November 2017 USD Notes]

CONSTELLIUM W S.A.S.

By:	/s/ Laurent Schmitt
Name: Laurent Schmitt
Title: General Manager

CONSTELLIUM SWITZERLAND AG

By:	/s/ Mark Kirkland, /s/ Peter Ith
Name: Mark Kirkland, Peter Ith
Title: Authorized Signatory, Director Legal Services

CONSTELLIUM DEUTSCHLAND GMBH

By:	/s/ Hans-Joachim Chwalisz
Name: Hans-Joachim Chwalisz
Title: Managing Director

CONSTELLIUM GERMANY HOLDCO GMBH & CO. KG

By:	/s/ Hans-Joachim Chwalisz
REPRESENTED BY ITS GENERAL PARTNER CONSTELLIUM GERMANY VERWALTUNGS GMBH
Name: Hans-Joachim Chwalisz
Title: Managing Director

CONSTELLIUM ROLLED PRODUCTS SINGEN GMBH & CO. KG

By:	/s/ Hans-Joachim Chwalisz
REPRESENTED BY ITS GENERAL PARTNER CONSTELLIUM SINGEN GMBH
Name: Hans-Joachim Chwalisz
Title: Managing Director

[Supplemental Indenture – November 2017 USD Notes]

CONSTELLIUM SINGEN GMBH

By:	/s/ Hans-Joachim Chwalisz
Name: Hans-Joachim Chwalisz
Title: Managing Director

[Supplemental Indenture – November 2017 USD Notes]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Debra A. Schwalb
Name:	Debra A. Schwalb
Title:	Vice President

By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

[Supplemental Indenture – November 2017 USD Notes]